EXHIBIT 4.1(d)

                                              EXECUTION COPY



                AMENDMENT  No. 1,  dated as of  January  20,
           2000 (this "Amendment"), to the 5-Year Competitive Advance, Revolving Credit and Guaranty Agreement dated as of October 23, 1997 (the "Credit Agreement"), among DENTSPLY INTERNATIONAL INC., a Delaware corporation (the "Borrower"), the Guarantors named therein, the Banks from time to time party thereto (the "Banks"), THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as Administrative Agent for the Banks, and ABN AMRO BANK N.V., as Documentation Agent for the Banks.

           The Borrower has requested that the Required Banks agree to amend the Credit Agreement as set forth herein and the Required Banks are willing to agree to such amendment on the terms and subject to the conditions set forth herein. Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Credit Agreement.

           Accordingly, the parties hereto agree as follows:

           SECTION 1.   Amendment   to   Credit   Agreement.
Section 2.01(a) of the Credit Agreement is hereby amended by replacing the amount "$50,000,000" in the final clause thereof with the amount "$100,000,000".

           SECTION 2. Representations and Warranties. The Borrower represents and warrants to each other party hereto that, after giving effect to this Amendment,
(a) the   representations   and   warranties  set  forth  in
Article III of the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing.

           SECTION 3. Effectiveness. This Amendment shall become effective as of the date set forth above when the Administrative Agent or its counsel shall have received counterparts of this Amendment which, when taken together, bear the signatures of the Borrower, the Guarantors and the Required Banks.



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           SECTION 4.   Effect  of   Amendment.   Except  as
expressly  set forth  herein,  this  Amendment  shall not by
implication  or  otherwise  limit,   impair,   constitute  a
waiver of, or otherwise affect the rights and remedies of the Banks or the Administrative Agent under the Credit Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

           SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

           SECTION 6.   Applicable   Law.   THIS   AMENDMENT
SHALL BE  CONSTRUED IN  ACCORDANCE  WITH AND GOVERNED BY THE
LAWS OF THE STATE OF NEW YORK.

           IN  WITNESS  WHEREOF,  the  parties  hereto  have
caused  this   Amendment  to  be  duly   executed  by  their
respective authorized officers as of the day and year first above written.


                               DENTSPLY INTERNATIONAL INC.,

                               by


                                     Name:
                                     Title:

                               THE CHASE MANHATTAN BANK,
                               individually      and      as
                               Administrative Agent,

                               by



                                   Name:
                                   Title:


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Each of the Guarantors  hereby  acknowledges  receipt of and consents to this Amendment:

CERAMCO INC.
CERAMCO MANUFACTURING CO.
DENTSPLY FINANCE CO.
DENTSPLY INTERNATIONAL PREVENTIVE CARE DIVISION, L.P.
DENTSPLY RESEARCH & DEVELOPMENT CORP.
GAC INTERNATIONAL, INC.
MIDWEST DENTAL PRODUCTS CORPORATION
RANSOM & RANDOLPH COMPANY
TULSA DENTAL PRODUCTS INC.



by ________________________
   Name:
   Title: Authorized Signatory



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                                             SIGNATURE PAGE to
                                   AMENDMENT No. 1 to DENTSPLY
                            INTERNATIONAL INC. 5-YEAR CREDIT
                     AGREEMENT, dated as of JANUARY 20, 2000






                    To approve Amendment:


                    Name of Institution:


                                         by



                                         Name:
                                         Title:





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